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                                                                   EXHIBIT 23.10

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I, Inder M. Verma, hereby consent to being named in the Registration Statement on Form S-4 of Cell Genesys, Inc. as a person designated as a director of Cell Genesys, Inc.

                                          /s/ Inder M. Verma
Dated: April 19, 1997